UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2011
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

Steven R. Gardner, President and Chief Executive Officer of Pacific Premier Bancorp, Inc. (the “Company”), is scheduled to present at the Sandler O’Neill & Partners, L.P. 2011 West Coast Financial Services Conference in Marina Del Rey, California, on Tuesday, March 8, 2011.  The presentation by the Company is scheduled to begin at 12:45 pm Pacific Time on March 8, 2011.

The  Company's presentation  at the conference will be available  for viewing by live webcast and can be accessed through the Sandler O’Neill & Partners, L.P. web site at http://www.sandleroneill.com by using the following instructions: Go to the “Conferences” tab then select “Register to View Webcast” under the West Coast Financial Services Conference heading.  The Company's presentation will be archived and available for 30 days after the event, beginning March 9, 2011.

In addition to the live webcast, the Company's presentation will also be available via audio conference on March 8, 2011, and can be accessed by dialing 877-253-8059 and entering the passcode: 8309199648#.

A copy of the presentation slides, which will be discussed by the Company during its presentation at the conference, is attached hereto as Exhibit 99.1.  The presentation slides are also available on the Company's web site at www.ppbi.com.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and the Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

99.1	Presentation by Pacific Premier Bancorp, Inc., CEO, Steven R. Gardner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	March 8, 2011	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer